SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 6, 2006

BEAZER HOMES USA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-12822	54-2086934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road, Suite 1200

Atlanta Georgia 30328

(Address of Principal

Executive Offices)

(770) 829-3700

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

On June 6, 2006, Beazer Homes USA, Inc. (the “Company”) issued and sold $275 million aggregate principal amount of its 8.125% Senior Notes due 2016 (the “Notes”) through a private placement to qualified institutional buyers pursuant to Rule 144A and in offshore transactions pursuant to Regulation S, promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  The Notes were initially sold pursuant to a purchase agreement, dated June 1, 2006, among the Company, the wholly-owned subsidiaries named as guarantors therein (the “Guarantors”) and UBS Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC, Deutsche Bank Securities Inc., BNP Paribas Securities Corp. and Greenwich Capital Markets, Inc. (collectively the “Initial Purchasers”).  Interest on the Notes is payable semi-annually in cash in arrears on December 15 and June 15 of each year commencing December 15, 2006.  The Notes are the general unsecured obligations of the Company and the Guarantors.

The Notes were issued as a series of securities under an Indenture, dated April 17, 2002 (the “Original Indenture”), and an Eighth Supplemental Indenture, dated as of June 6, 2006 (the “Eighth Supplemental Indenture”, and the Original Indenture as supplemented to date is referred to herein as the ‘‘Indenture’’), among the Company, the Guarantors and U.S. Bank National Association, as trustee.  The Indenture contains covenants which, subject to certain exceptions, limit the ability of the Company and its restricted subsidiaries (as defined in the Indenture) to incur additional indebtedness, engage in certain asset sales, make certain types of restricted payments, engage in transactions with affiliates and create liens on assets of the Company or the Guarantors.  Upon a change of control (as defined in the Indenture), the Indenture requires the Company to make an offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest.  If the Company sells certain assets and does not reinvest the net proceeds in compliance with the Indenture, then the Company must use the net proceeds to offer to repurchase the Notes at 100% of their principal amount, plus accrued and unpaid interest.  In addition, if the Company’s consolidated tangible net worth at the end of any two consecutive fiscal quarters is below the level specified in the Indenture, the Company may be required to offer to purchase 10% of the original outstanding principal amount of the Notes at a purchase price equal to 100% of the principal amount, plus accrued interest.

The Company may redeem the Notes at any time, in whole or in part, at a redemption price equal to 100.0% of the principal amount plus the Applicable Premium (as defined in the Notes) as of, plus accrued and unpaid interest to, the redemption date.

Upon a continuing event of default, the trustee or the holders of 25% in principal amount of the Notes may declare the principal of and accrued and unpaid interest on all the Notes to be immediately due and payable, except that an event of default resulting from a bankruptcy or similar proceeding will automatically cause the Notes to become due and payable.  The events of default are:

(i) the failure by the Company to pay interest on any Note when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

(ii) the failure by the Company to pay the principal or premium of any Note when the same becomes due and payable at maturity, upon acceleration or otherwise;

(iii) the failure by the Company or any of its subsidiaries to comply with any of its agreements or covenants in, or provisions of, the Notes, the subsidiary guarantees or the Indenture and such failure continues for the period and after the notice specified in the Indenture;

(iv) the acceleration of any indebtedness (other than non-recourse indebtedness) of the Company or any of its subsidiaries that has an outstanding principal amount of $25 million or more in the aggregate;

(v) the failure by the Company or any of its subsidiaries to make any principal or interest payment in respect of indebtedness (other than non-recourse indebtedness) of the Company or any of its subsidiaries with an outstanding aggregate amount of $25 million or more within five days of such principal or interest payment becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such indebtedness); provided, that if such failure to pay is remedied, waived or extended, then the event of default under the Indenture will be deemed likewise to be remedied, waived or extended without further action by the Company;

(vi) a final judgment or judgments that exceed $25 million or more in the aggregate, for the payment of money, having been entered by a court or courts of competent jurisdiction against the Company or any of its subsidiaries and such judgment or judgments is not satisfied, stayed, annulled or rescinded within 60 days of being entered;

(vii) the Company or any material subsidiary (as defined in the Indenture) pursuant to or within the meaning of any Bankruptcy law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a custodian of it or for all or substantially all of its property, or

(D) makes a general assignment for the benefit of its creditors;

(viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy law that:

(A) is for relief against the Company or any material subsidiary as debtor in an involuntary case,

(B) appoints a custodian of the Company or any material subsidiary or a custodian for all or substantially all of the property of the Company or any material subsidiary, or

(C) orders the liquidation of the Company or any material subsidiary and the order or decree remains unstayed and in effect for 60 days; or

(ix) any subsidiary guarantee (as defined in the Indenture) ceases to be in full force and effect (other than in accordance with the terms of such subsidiary guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any subsidiary guarantor denies its liability under its subsidiary guarantee (other than by reason of release of a subsidiary guarantor from its subsidiary guarantee in accordance with the terms of the Indenture and the subsidiary guarantee).

In connection with the issuance of the Notes, the Company and the Guarantors entered into the Registration Rights Agreement, dated June 6, 2006 (the “Registration Rights Agreement”), with the Initial Purchasers.  The Registration Rights Agreement requires the Company to register under the Securities Act 8.125% Senior Notes due 2016 (the “Exchange Notes”) having substantially identical terms to the Notes and to complete an exchange of the privately placed Notes for the publicly registered Exchange Notes or, if the exchange cannot be effected, to file and keep effective a shelf registration statement for resale of the privately placed Notes. Failure of the Company to comply with the registration and exchange requirements in the Registration Rights Agreement within the specified time period would require the Company to pay as liquidated damages additional interest on the privately placed Notes until the failure to comply is cured.

The foregoing descriptions of the Notes, the Original Indenture, the Eighth Supplemental Indenture and the Registration Rights Agreement are qualified by reference in their entirety to copies of such documents or forms of such documents.   The forms of the Notes, the Eighth Supplemental Indenture and the Registration Rights Agreement are filed herewith as exhibits and incorporated in this Item 1.01 by reference.  The Original Indenture was filed as exhibit 4.11 to the Company’s Registration Statement on Form S-4 (Registration No. 333-92470) filed on July 16, 2002 and is incorporated in this Item 1.01 by reference.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The disclosure contained in Item 1.01 is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

4.1	Form of Eighth Supplemental Indenture, dated as of June 6, 2006, by and among Beazer Homes USA, Inc., the subsidiary guarantors party thereto and U.S. Bank National Association as Trustee
4.2	Form of Senior Note due 2016 (included in Exhibit 4.1)
4.3

Form of Registration Rights Agreement, dated June 6, 2006, by and among Beazer Homes USA, Inc., the guarantors named therein and UBS Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC, Deutsche Bank Securities Inc., BNP Paribas Securities Corp. and Greenwich Capital Markets, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.

Date: June 7, 2006	By:	/s/ James O’Leary
James O’Leary
Executive Vice President and Chief Financial Officer